UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2005
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	0-50363 (Commission File Number)	02-0681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Gladstone Commercial Corporation
Amendment No. 1 to Current Report on Form 8-K/A
Gladstone Commercial Corporation (the “Company”) hereby amends Items 2.01 and 9.01 of its Current Report on Form 8-K, which was filed on May 18, 2005, as set forth in the pages attached hereto:
Item 2.01 Acquisition or Disposition of Assets
Financial statements for: 2525 North Woodlawn Avenue, Wichita, KS are presented in Item 9.01.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired:

Audited historical summary of revenue of 2525 North Woodlawn Avenue, Wichita, KS for the year ended December 31, 2004 and unaudited historical summaries of revenues for the three months ended March 31, 2005 and 2004.

(b)	Pro Forma Financial Information

Pro forma Condensed Consolidated Balance Sheet of the Company as of March 31, 2005.

Pro forma Consolidated Statement of Income of the Company for the year ended December 31, 2004 (unaudited) and the three months ended March 31, 2005 (unaudited).

Notes to Pro Forma Consolidated Balance Sheet and Statement of Income (unaudited).

(c)	Exhibits.

There are no exhibits filed with this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

July 29, 2005	By:	/s/ Harry Brill

(Harry Brill, Chief Financial Officer)

2525 North
Woodlawn Avenue
Historical Summary
December 31, 2004

2525 North Woodlawn Avenue
Historical Summary of Revenue
Year Ended December 31, 2004

Page(s)
Report of Independent Auditors	1

Historical Summary of Revenue for the Year ended December 31, 2004	2

Historical Summaries of Revenue for the Three Months Ended March 30, 2005 and 2004 (unaudited)	3

Notes to Historical Summary	4-5

Report of Independent Auditors
To Gladstone Commercial Corporation
We have audited the accompanying historical summary of revenue of 2525 North Woodlawn Avenue (the “Property”) as described in Note 1 for the year ended December 31, 2004. This historical summary is the responsibility of the Property’s management; our responsibility is to express an opinion on this historical summary based on our audit.
We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summary presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Gladstone Commercial Corporation) as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.
In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue, as described in Note 2, of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP

McLean, VA
July 13, 2005

2525 North Woodlawn Avenue
Historical Summary of Revenue
Year Ended December 31, 2004

Revenue
Base rents	$1,295,964

The accompanying notes are an integral part of these financial statements.

2525 North Woodlawn Avenue
Historical Summaries of Revenue
Three Months Ended March 31, 2005 and 2004 (unaudited)

	2005	2004
Revenue
Base rents	$323,991	$323,991

The accompanying notes are an integral part of these financial statements.

2525 North Woodlawn Avenue
Notes to Historical Summary
December 31, 2004

1.	Business

The accompanying historical summary of revenue relates to the operations of 2525 North Woodlawn Avenue (the “Property”), consisting of the revenue of one office building located in Wichita, Kansas.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in connection with Gladstone Commercial Corporation’s (“Gladstone”) acquisition of the Property. The historical summary is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Gladstone in future operations of the Property, have been excluded. Additionally, Gladstone’s lease with the tenant is structured in such a way that the tenant is responsible for substantially all of the Property’s operating expenses. As Gladstone does not expect to incur any operating expenses in the future operations of the Property, they have been excluded from this historical summary. Should the tenant fail to pay these expenses, Gladstone could be obligated to pay such expenses. However, the Property is currently exempted from property taxes and such expenses are not expected to be significant.

Revenue Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue during the reporting period. Actual results may differ from these estimates.

Major Tenant

During 2004, the Property’s total base rent of $1,295,964 was attributable to one tenant.

3.	Rentals

On October 1, 2000, the Property entered into a lease agreement with its sole tenant for the entire office building. The lease had an initial term of twelve years with two five-year options. Future minimum rentals as of December 31, 2004 to be received under this tenant lease are as follows:

Years Ending
2005	$1,278,155
2006	1,298,211
2007	1,308,248
2008	1,338,359
2009	1,338,359
Thereafter	3,680,487

Total	$10,241,819

2525 North Woodlawn Avenue
Notes to Historical Summary
December 31, 2004

4.	Unaudited Interim Historical Summaries

The historical summaries of revenue for the three months ended March 31, 2005 and 2004 are unaudited. As a result, these interim historical summaries should be read in conjunction with the historical summary and notes included in the December 31, 2004 historical summary of revenue. The interim historical summaries reflect all adjustments which management believes are necessary for the fair presentation of the historical summaries of revenue for the interim periods presented. These adjustments are of a normal recurring nature. The historical summaries of revenue for such interim periods are not necessarily indicative of the results of the entire year.

Gladstone Commercial Corporation
Pro Forma Consolidated Financial Information
(unaudited)
The following information reflects pro forma consolidated balance sheet data as of March 31, 2005 of Gladstone Commercial Corporation (the “Company”) and the pro forma consolidated statements of income for the year ended December 31, 2004 and the three months ended March 31, 2005.
The pro forma consolidated balance sheet data is presented as if the acquisition of the property occurred on March 31, 2005.
The pro forma consolidated statements of income for the year ended December 31, 2004 and the three months ended March 31, 2005 is presented as if the acquisition of the property occurred on January 1, 2004.
The pro forma financial information does not purport to present the financial position or results of operations of the Company and the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.
The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the notes to the pro forma consolidated balance sheet and statements of income and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its December 31, 2004 10K, and its March 31, 2005 10Q and the Historical Summary of Revenue and related Notes to Historical Summary of Revenue of the acquired property included elsewhere in this report.

Gladstone Commercial Corporation
Pro Forma Consolidated Balance Sheet as of March 31, 2005 (unaudited)

	Gladstone		Pro Forma
	Commercial	Purchase of	Company
	Corporation	The Property	Consolidated
	A	B
ASSETS:
Real estate:
Land	$8,922,000	$1,525,000	$10,447,000
Building	61,848,662	9,586,889	71,435,551
Tenant improvements	1,664,122	119,182	1,783,304
Accumulated depreciation	(1,208,768)	—	(1,208,768)

	71,226,016	11,231,071	82,457,087
Mortgage note receivable	11,081,931	—	11,081,931
Cash and cash equivalents	18,804,004	(13,389,735)	5,414,269
Interest receivable	75,794	—	75,794
Prepaid assets	203,026	—	203,026
Other assets	1,576,993	—	1,576,993
Deferred rent asset	—	1,587,822	1,587,822
Lease intangibles	4,023,315	570,842	4,594,157

Total Assets	$106,991,079	$13,389,735	$106,991,079

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities:
Due to Adviser	$142,598	$—	$142,598
Accounts payable and accrued expenses	417,464	—	417,464
Mortgage note payable	3,150,000	—	3,150,000
Rent received in advance, security deposits and funds held in escrow	1,432,991	—	1,432,991

Total Liabilities	$5,143,053		5,143,053

Stockholders’ Equity:
Common stocks	7,667	—	7,667
Additional paid-in capital	105,427,549	—	105,427,549
Notes receivable — employees	(374,792)		(374,792)
Retained deficit	(3,212,398)	—	(3,212,398)

Total Stockholders’ Equity	101,848,026	—	101,848,026

Total Liabilities and Stockholders’ Equity	$106,991,079	$13,389,735	$106,991,079

See accompanying notes to the pro forma consolidated balance sheet and consolidated statement of income.

Gladstone Commercial Corporation
Pro Forma Consolidated Statement of Income for the year ended December 31, 2004 (unaudited)

	Gladstone			Pro Forma
	Commercial		Pro Forma	Company
	Corporation	The Properties	Adjustments	Consolidated
	C	D	E
OPERATING REVENUES:
Base rents	$3,331,215	$1,295,964	$($215,148)	$4,412,031
Interest income from mortgage loans	981,187	—	—	981,187

Total operating revenues:	4,312,402	1,295,964	(215,148)	5,393,218

OPERATING EXPENSES:
Management advisory fee	1,187,776	—	—	1,187,776
Depreciation & amortization	973,345	—	344,180	1,317,525
Insurance	250,816	—	—	250,816
Directors fees	106,917	—	—	106,917
Professional fees	448,969	—	—	448,969
General & administrative	335,310	—	—	335,310

Total operating expenses:	3,303,133	—	344,180	3,647,313

Net income from operations	1,009,269	1,295,964	(559,328)	1,745,905

INTEREST INCOME	614,659	—	—	614,659

NET INCOME/(LOSS)	$1,623,928	$1,295,964	$(559,328)	$2,360,564

Earnings per weighted average common share
Basic	$0.21	$0.17	$(0.07)	$0.31

Diluted	$0.21	$0.17	$(0.07)	$0.31

Weighted average shares outstanding
Basic	7,649,855	7,649,855	7,649,855	7,649,855

Diluted	7,708,534	7,708,534	7,708,534	7,708,534

See accompanying notes to the pro forma consolidated balance sheet and consolidated statement of income.

Gladstone Commercial Corporation
Pro Forma Consolidated Statement of Income for the three months ended March 31, 2005
(unaudited)

	Gladstone			Pro Forma
	Commercial		Pro Forma	Company
	Corporation	The Properties	Adjustments	Consolidated
	F	G	H
OPERATING REVENUES:
Base rents	$1,847,007	$323,991	$($53,787)	$2,117,211
Interest income from mortgage loans	295,583	—	—	295,583
Tenant recovery revenue	2,043	—	—	2,043

Total operating revenues:	2,144,633	323,991	($53,787)	2,414,837

OPERATING EXPENSES:
Management advisory fee	471,861	—	—	471,861
Depreciation & amortization	537,755	—	86,045	623,800
Insurance	70,383	—	—	70,383
Directors fees	24,000	—	—	24,000
Professional fees	331,244	—	—	331,244
Taxes & Licenses	128,273	—	—	128,273
Interest Expense	36,219	—	—	36,219
General & administrative	108,920	—	—	108,920

Total expenses from operations:	1,708,655	—	86,045	1,794,700

Net income from operations	435,978	323,991	(139,832)	620,137

INTEREST INCOME	99,206	—	—	99,206

NET INCOME/(LOSS)	$535,184	$323,991	$(139,832)	$719,343

Earnings per weighted average common share
Basic	$0.07	$0.04	$(0.02)	$0.09

Diluted	$0.07	$0.04	$(0.02)	$0.09

Weighted average shares outstanding
Basic	7,667,000	7,667,000	7,667,000	7,667,000

Diluted	7,733,335	7,733,335	7,733,335	7,733,335

See accompanying notes to the pro forma consolidated balance sheet and consolidated statement of income.

Gladstone Commercial Corporation
Notes to Pro Forma Consolidated Balance Sheet and Consolidated Statements of Income
(unaudited)
A	Reflects the Company’s historical consolidated balance sheet as of March 31, 2005, as reported on Form 10-Q.

B	Reflects the acquisition of the property for $13,389,735 from available cash. The purchase price for the property acquired has been allocated to tangible and intangible assets acquired at their estimated fair values.

C	Represents the historical consolidated statement of operations for the year ended December 31, 2004 as reported on Form 10-K.

D	Reflects the historical summary of revenue and for the property for the year ended December 31, 2004.

E	Reflects adjusted depreciation and amortization related to the acquisition of the property. The buildings have an estimated useful life of 39 years and the tenant improvements are being depreciated over their remaining lease terms of 7.4 years. The lease intangibles are being amortized over their remaining lease terms of 7.4 years. A portion of the property’s acquisition price was allocated to above market rents and recorded as a deferred rent receivable on the balance sheet. The deferred rent asset is amortized against rental revenue, resulting in a credit adjustment to rental revenue.

F	Represents the historical consolidated statement of operations for the three months ended March 31, 2005 as reported on Form 10-Q.

G	Reflects the historical summary of revenue for the property for the three months ended March 31, 2005.

H	Reflects adjusted depreciation and amortization related to the acquisition of the property. The buildings have an estimated useful life of 39 years and the tenant improvements are being depreciated over their remaining lease terms of 7.4 years. The lease intangibles are being amortized over their remaining lease terms of 7.4 years. A portion of the property’s acquisition price was allocated to above market rents and recorded as a deferred rent receivable on the balance sheet. The deferred rent asset is amortized against rental revenue, resulting in a credit adjustment to rental revenue.